Supplemental Financial & Operating Information FOURTH QUARTER ENDED December 31, 2019 Exhibit 99.2

Q4 2019 Highlights 3 Q4 2019 Overview 4 Consolidated Balance Sheets 5 Condensed Consolidated Statements of Operations 6 Funds and Adjusted Funds from Operations (FFO / AFFO) 7 Other Non-GAAP Reconciliations 8 Debt Summary and Market Capitalization 9 Net Asset Value (NAV) Components 10 Net Investment Activity 11 Top Tenancy and Portfolio Mix 12 Portfolio Health 13 Portfolio Granularity and Diversification 14 Lease Structure, Expirations and Escalations 16 Appendix: 17 Reporting Definitions and Explanations 18 Forward-Looking Statements and Risk Factors 20 TABLE OF CONTENTS Corporate Headquarters 2727 N. Harwood St. Suite 300 Dallas, Texas 75201 Phone: 972-476-1900 www.spiritrealty.com Investor Relations (972) 476-1903 InvestorRelations@spiritrealty.com Transfer Agent American Stock Transfer & Trust Company, LLC Phone: 866-703-9065 www.amstock.com

Q4 2019 highlights Note: Data is as of or for the quarter ended December 31, 2019. Please see Appendix at the back of this supplement for Reporting Definitions and Explanations and a disclosure regarding Forward-Looking Statements. EPS per share of $0.02, FFO per share of $0.73 and AFFO per share of $0.76 Operational Performance: Occupancy of 99.7%, Lost Rent of 0.3% and Property Cost Leakage of 1.4% Invested $589.6M, including $574.8M for the acquisition of 139 properties and Generated gross proceeds of $23.8M on the sale of 11 properties Generated gross proceeds of $140.6M through the issuance of 2.7M of shares of common stock Ending Corporate Liquidity of $698.0M and Adjusted Debt / Annualized Adjusted EBITDAre of 4.9x

Q4 2019 Overview 1As a percentage of Contractual Rent. Note: Data is as of or for the quarter ended December 31, 2019. Please see Appendix at the back of this supplement for Reporting Definitions and Explanations and a disclosure regarding Forward-Looking Statements. Portfolio Data Operational Data Balance Sheet Data $461.0M 1,752 Owned Properties 291 Tenants 28 Retail Industries 37% Top 10 Tenant Concentration1 BBB S&P BBB Fitch 22% Investment Grade Rated Baa3 Moody’s 1.4% Forward 12 Month Lease Escalations Annualized Contractual Rent Top 20 Tenant Concentration1 9.8 yrs Weighted Average Remaining Lease Term 4.9x Adjusted Debt / Annualized Adjusted EBITDAre 4.6x Fixed Charge Coverage Ratio Concepts 251 48 States Real Estate Investments $6.1B 33.7M Occupied Square Feet 99.7% Occupancy 0.3% Lost Rent 1.4% Property Cost Leakage 93% Rent from Unencumbered Assets1 Unencumbered Assets / Unsecured Debt 2.9x

December 31, 2019 March 31, 2019 December 31, 2018 December 31, 2018 Assets Real estate investments: Land and improvements $ 1,910,287 $ 1,632,664 Buildings and improvements 3,840,220 3,125,053 Total real estate investments 5,750,507 4,757,717 Less: accumulated depreciation (717,097) (621,456 5,033,410 4,136,261 Loans receivable, net 34,465 47,044 Intangible lease assets, net 385,079 294,463 Real estate assets under direct financing leases, net 14,465 20,289 Real estate assets held for sale, net 1,144 18,203 Net investments 5,468,563 4,516,260 Cash and cash equivalents 14,492 14,493 Deferred costs and other assets, net 124,006 156,428 Investment in Master Trust 2014 — 33,535 Preferred equity investment in SMTA — 150,000 Goodwill 225,600 225,600 Total assets $ 5,832,661 $ 5,096,316 Liabilities and stockholders’ equity Liabilities: Revolving credit facilities $ 116,500 $ 146,300 Term loans, net — 419,560 Senior Unsecured Notes, net 1,484,066 295,767 Mortgages and notes payable, net 216,049 463,196 Convertible Notes, net 336,402 729,814 Total debt, net 2,153,017 2,054,637 Intangible lease liabilities, net 127,335 120,162 Accounts payable, accrued expenses and other liabilities 139,060 119,768 Total liabilities 2,419,412 2,294,567 Stockholders’ equity: Preferred stock and paid in capital, $0.01 par value, 20,000,000 shares authorized: 6,900,000 shares issued and outstanding at both December 31, 2019 and December 31, 2018 166,177 166,177 Common stock, $0.05 par value, 175,000,000 shares authorized: 102,476,152 and 85,787,355 shares issued and outstanding at December 31, 2019 and December 31, 2018, respectively 5,124 4,289 Capital in excess of common stock par value 5,686,247 4,995,697 Accumulated deficit (2,432,838) (2,357,255) Accumulated other comprehensive loss (11,461) (7,159) Total stockholders’ equity 3,413,249 2,801,749 Total liabilities and stockholders’ equity $ 5,832,661 $ 5,096,316 CONSOLIDATED BALANCE SHEETS $ IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS Please see Appendix at the back of this supplement for Reporting Definitions and Explanations and a disclosure regarding Forward-Looking Statements.

(Unaudited) Three Months Ended December 31, Three Months Ended March 31, Twelve Months Ended December 31, Three Months Ended March 31, 2019 2019 2018 2018 2019 2019 2018 2018 Revenues: Rental income 1 $ 104,067 118,607 $ 98,236 101,751 $ 104,067 438,691 $ 98,236 402,321 Interest income on loans receivable 986 491 294 1,037 986 3,240 294 3,447 Earned income from direct financing leases 396 268 465 419 396 1,239 465 1,814 Related party fee income 6,927 247 2,219 6,869 6,927 69,218 2,219 15,838 Other income 217 1,529 1,245 19,407 217 4,039 1,245 21,705 Total revenues 112,593 121,142 102,459 129,483 112,593 516,427 102,459 445,125 Expenses: General and administrative 12,683 13,150 52,424 52,993 Termination of interest rate swaps — — 12,461 — Property costs (including reimbursable) 4,669 5,537 18,637 21,066 Deal pursuit costs 270 67 844 210 Interest 24,598 26,163 101,060 97,548 Depreciation and amortization 48,867 41,437 175,465 162,452 Impairments 10,860 471 24,091 6,725 Total expenses 101,947 86,825 384,982 340,994 Other (expense) income: (Loss) gain on debt extinguishment (2,857) — (14,330) 27,092 (Loss) gain on disposition of assets (11,910) 13,802 58,850 14,629 Preferred dividend income from SMTA — 3,750 10,802 8,750 Loss on debt guarantee — (5,319) — (5,319) Total other (expense) income (14,767) 12,233 55,322 45,152 Income from continuing operations before income tax expense 4,428 54,891 186,767 149,283 Income tax benefit (expense) 229 (317) (11,501) (792) Income from continuing operations 4,657 54,574 175,266 148,491 Loss from discontinued operations — (460) — (16,439) Net income 4,657 54,114 175,266 132,052 Dividends paid to preferred shareholders (2,587) (2,588) (10,350) (10,352) Net income attributable to common stockholders $ 2,070 $ 51,526 $ 164,916 $ 121,700 CONSOLIDATED STATEMENTS OF OPERATIONS $ IN THOUSANDS 1For the three and twelve months ended December 31, 2019, rental income included $108.9 million and $404.3 million of base cash rent, respectively, and $3.2 million and $12.3 million of tenant reimbursable income, respectively. For the three and twelve months ended December 31, 2018, rental income included $95.3 million and $368.7 million of base cash rent, respectively, and $2.1 million and $12.3 million of tenant reimbursable income, respectively. Please see Appendix at the back of this supplement for Reporting Definitions and Explanations and a disclosure regarding Forward-Looking Statements.

FUNDS AND ADJUSTED FUNDS FROM OPERATIONS

$ IN THOUSANDS, EXCEPT PER SHARE AMOUNTS

(Unaudited)	Three Months Ended December 31, 2019	2018	Twelve Months Ended December 31, 2019	2018
Net income attributable to common stockholders	$ 2,070	$ 51,526	$ 164,916	$ 121,700
Portfolio depreciation and amortization	48,724	41,295	174,895	197,346
Portfolio impairments	10,860	471	24,091	17,668
Loss (gain) on disposition of assets	11,910	(13,802)	(58,850)	(14,355)
FFO attributable to common stockholders	$ 73,564	$ 79,490	$ 305,052	$ 322,359
Loss (gain) on debt extinguishment	2,857	–	14,330	(26,729)
Deal pursuit costs	270	67	844	549
Transaction costs	–	460	–	21,391
Non-cash interest expense	3,059	4,536	14,175	22,866
Accrued interest and fees on defaulted loans	–	292	285	1,429
Straight-line rental revenue, net	(4,762)	(3,156)	(16,924)	(15,382)
Other amortization and non-cash charges	(1,600)	(848)	(2,769)	(2,434)
Non-cash compensation expense [1]	3,282	2,926	14,277	15,114
Termination of interest rate swaps	–	–	12,461	–
Other G&A costs associated with Spin-Off	–	1,841	–	1,841
Other expense	–	5,319	–	5,319
AFFO attributable to common stockholders	$ 76,670	$ 90,927	$ 341,731	$ 346,323
Dividends declared to common stockholders	$ 64,049	$ 53,617	$ 236,943	$ 262,901
Dividends declared as a percent of AFFO	84%	59%	69%	76%
Net income per share of common stock – Basic [1]	$ 0.02	$ 0.60	$ 1.81	$ 1.40
Net income per share of common stock – Diluted [1]	$ 0.02	$ 0.60	$ 1.81	$ 1.39
FFO per share of common stock – Diluted [1]	$ 0.73	$ 0.93	$ 3.34	$ 3.71
AFFO per share of common stock – Diluted [1]	$ 0.76	$ 1.06	$ 3.75	$ 3.99
AFFO per share of common stock, excluding AM termination fee and Haggen settlement [2]	$ 0.76	$ 0.84	$ 3.34	$ 3.78
Weighted average shares of common stock outstanding – Basic	99,797,047	85,396,319	90,621,808	86,321,268
Weighted average shares of common stock outstanding – Diluted	100,306,177	85,550,290	90,869,312	86,476,449

[1]Dividends paid and undistributed earnings allocated to unvested restricted stockholders are deducted from FFO and AFFO for the computation of the per share amounts. The following amounts were deducted:

	3 Mo. Ended 12/31/2019	3 Mo. Ended 12/31/2018	12 Mo. Ended 12/31/2019	12 Mo. Ended 12/31/2018
FFO	$0.2 million	$0.3 million	$1.2 million	$0.4 million
AFFO	$0.2 million	$1.3 million	$1.4 million	$1.4 million

[2]AFFO attributable to common stockholders for the twelve months ended December 31, 2019 excludes $48.2 million of termination fee income, net of $11.3 million in income tax expense. The termination fee was received in conjunction with SMTA's sale of Master Trust 2014 in September 2019 and termination of the Asset Management Agreement on September 20, 2019. On September 20, 2019, the Company entered into the Interim Management Agreement with SMTA. AFFO attributable to common stockholders has not been adjusted to exclude the following for the twelve months ended December 31, 2019: (1) asset management fees of $14.7 million; (2) property management and servicing fees of $5.4 million; (3) preferred dividend income from SMTA of $10.8 million; (4) interest income on related party notes receivable of $1.1 million and an early repayment premium of $0.9 million; and (5) interest expense on related party loans payable of $0.2 million.
AFFO attributable to common stockholders for the three months and year ended December 31, 2018 excludes proceeds from the Haggen settlement of $19.1 million.

Please see Appendix at the back of this supplement for Reporting Definitions and Explanations and a disclosure regarding Forward-Looking Statements.

7

OTHER NON-GAAP RECONCILIATIONS

$ IN THOUSANDS

Adjusted Debt		Q4 2019
2019 Credit Facility	$	116,500
Senior Unsecured Notes, net		1,484,066
Mortgages and notes payable, net		216,049
Convertible Notes, net		336,402
Total debt, net		2,153,017
Add / (less):		
Unamortized debt discount, net		9,272
Unamortized deferred financing costs		17,549
Cash and cash equivalents		(14,492)
Restricted cash balances held for the benefit of lenders		(11,531)
Adjusted Debt		2,153,815
Preferred Stock at liquidation value		172,500
Adjusted Debt + Preferred Stock	$	2,326,315

Annualized Adjusted EBITDAre		Q4 2019
Net Income	$	4,657
Add / (less):		
Interest		24,598
Depreciation and amortization		48,867
Income tax benefit		(229)
Loss on disposition of assets		11,910
Portfolio impairments		10,860
EBITDAre		100,663
Add / (less):		
Adjustments to revenue producing acquisitions and dispositions		6,881
Deal pursuit costs		270
Loss on debt extinguishment		2,857
Adjusted EBITDAre		110,671
Other adjustments for Annualized EBITDAre [1]		58
Annualized Adjusted EBITDAre	$	442,916
Adjusted Debt / Annualized Adjusted EBITDAre		4.9x
Adjusted Debt + Preferred / Annualized Adjusted EBITDAre		5.3x

Fixed Charge Coverage Ratio (FCCR)		Q4 2019
Annualized Adjusted EBITDAre	$	442,916
Interest expense		24,598
Less: Non-cash interest		(3,059)
Preferred Stock dividends		2,587
Fixed charges	$	24,126
Annualized fixed charges	$	96,504
FCCR		4.6x

Annualized Adjusted Cash NOI		Q4 2019
Adjusted EBITDAre	$	110,671
General and administrative		12,683
Adjusted NOI		123,354
Straight-line rental revenue, net		(4,762)
Other amortization and non-cash charges		(1,600)
Adjusted Cash NOI	$	116,992
Annualized Adjusted NOI	$	493,416
Annualized Adjusted Cash NOI	$	467,968

[1]Adjustments for which annualization would not be appropriate are composed of certain other income, write-off of intangibles and other compensation-related adjustments.
Please see Appendix at the back of this supplement for Reporting Definitions and Explanations and a disclosure regarding Forward-Looking Statements.

8

DEBT SUMMARY AND MARKET CAPITALIZATION

$ IN THOUSANDS

	December 31, 2019	Interest Rate	Weighted Avg. Years to Maturity
Total Debt:			
Credit Facility			
2019 Credit Facility[1]	$ 116,500	2.69%	3.3
Convertible Notes			
3.750% Notes due 2021	345,000	3.75%	1.4
Unamortized net discount and deferred financing costs	(8,598)		
Carrying amount	336,402		
Senior Unsecured Notes			
4.450% Notes due 2026	300,000	4.45%	6.7
3.200% Notes due 2027	300,000	3.20%	7.0
4.000% Notes due 2029	400,000	4.00%	9.5
3.400% Notes due 2030	500,000	3.40%	10.0
Unamortized net discount and deferred financing costs	(15,934)		
Carrying amount	1,484,066		
Mortgages Payable[2]			
5 CMBS loans on 88 properties	218,338	5.47%	3.8
Unamortized net premiums and deferred financing costs	(2,289)		
Carrying amount	216,049		
Total Debt, net	$ 2,153,017	3.85%	6.7
Enterprise Value:			
Adjusted Debt	$ 2,153,815		
Preferred stock at liquidation value	172,500		
Common market equity [3]	5,023,960		
Total Enterprise Value	$ 7,350,275		

Enterprise Value (in thousands)


$7,000
$6,000
$5,000
$4,000
$3,000
$2,000
$1,000
$-
Q1 '19
Q2 '19
Q3 '19
Q4 '19
Adjusted Debt
Preferred market equity
Common Market Equity

Debt Type


Secured 10%
Unsecured 90%

Fixed / Floating Rate Debt


Floating 5%
Fixed 95%

6.7 Weighted Avg. Years to Maturity

$698.0M Corporate Liquidity

3.85% Weighted Avg. Interest Rate

$5.0B Common Market Equity[3]

[1]As of December 31, 2019, borrowings under the 2019 Credit Facility are subject to interest at LIBOR plus an applicable margin of 0.90% per annum and aggregate revolving commitments incur a facility fee of 0.20% per annum.
[2]A significant portion of our secured debt is partially amortizing and requires a balloon payment at maturity.
[3]Based on the share price of $49.18 as of December 31, 2019 and the total outstanding shares of 102,154,525 as of December 31, 2019, less 0.3 million unvested restricted shares.
Note: Data is as of December 31, 2019, unless otherwise noted.
Please see Appendix at the back of this supplement for Reporting Definitions and Explanations and a disclosure regarding Forward-Looking Statements.

9

Net Asset Value (NAV) Components 1Debt principal outstanding of $2,179.8 million comprised of: $116.5 million under the 2019 Credit Facility, $345.0 million of Convertible Notes, $1,500.0 million of Senior Unsecured Notes and $218.3 million of mortgages payable. 2Total outstanding shares as of December 31, 2019, less 0.3 million unvested restricted shares. Note: Data is as of December 31, 2019. Please see Appendix at the back of this supplement for Reporting Definitions and Explanations and a disclosure regarding Forward-Looking Statements. Common Stock Outstanding 2 102,154,525 Market Value of Real Estate $2.4B Debt and Equity $73.4M Other Assets $139.1M Other Liabilities $461.0M Annualized Contractual Rent $6.3M Net Book Value for Vacant Assets $2.2B Debt Principal1 $172.5M Preferred Equity Liquidation Value $14.5M Cash and Cash Equivalents $11.5M Restricted Cash $33.7M Loan Receivable Principal $13.7M Tangible Other Assets $66.7M Dividends Payable $72.4M Accounts Payable, Accrued Expenses, and Other Tangible Liabilities $468.0M Annualized Adjusted Cash NOI

NET INVESTMENT ACTIVITY

$ IN THOUSANDS



Investments (Gross Investment)
Dispositions (Gross Proceeds)
Investment Activity (in $000's)
$178,590
$46,527
$292,859
$130,601
$276,509
$68,110
$589,558
$23,834
Q1 2019 1
Q2 2019
Q3 2019
Q4 2019

Activity (in $000's)	Q1 2019	Q2 2019	Q3 2019	Q4 2019	FY 2019
Acquisitions:					
Number of Transactions	6	9	7	8	30
Number of Properties	22	104	69	139	334
Gross Investment	$160,261	$286,850	$270,622	$574,808	$1,292,541
Initial Cash Yield	7.03%	6.84%	6.82%	7.55%	7.17%
Economic Yield	7.93%	7.85%	7.61%	8.18%	7.99%
Weighted Avg. Lease Term (Years)	14.8	15.6	13.7	9.8	12.4
Revenue Producing Capital Expenditures:					
Gross Investment	$18,329	$6,009	$5,887	$14,750	$44,975
Initial Cash Yield	8.25%	7.73%	8.08%	7.68%	7.97%
Total Gross Investment	$178,590	$292,859	$276,509	$589,558	$1,337,516
Total Investment Cash Yield	7.16%	6.85%	6.84%	7.55%	7.20%
Dispositions:					
Number of Leased Properties [2]	4	8	8	4	24
Number of Vacant Properties	3	10	1	7	21
Real Estate Investment	$31,898	$113,388	$50,698	$43,252	$239,236
Gross Proceeds	$46,527	$130,601	$68,110	$23,834	$269,072
Capitalization Rate [3]	7.54%	7.20%	6.05%	8.73%	7.03%

Q4 2019 Acquisitions

Tenant Industries[4]



Manufacturing 3.6%
Warehouse Clubs and Supercenters 3.8%
Agriculture 2.1%
Home Décor 1.9%
Automotive Services 4.5%
Sporting Goods 1.8%
Health and Fitness 5.1%
Other 2.2%
Restaurants - Casual Dining 13.8%
Education 7.2%
Movie Theaters 7.6%
Restaurants - Quick Service 13.0%
Home Furnishings 10.5%
Automotive Dealers 11.9%
Distribution 11.0%

- $43.4M of Annualized Contractual Rent
- 1.8% Average Annual Escalators
- 16.3% of acquisitions are new tenants

[1]Q1 2019 includes one property transferred to lender where the gross sales price of $10.4 million represents the Net Book Value of debt relieved.
[2]Q4 2019 includes one multi-tenant property where a stand-alone occupied building on the property was retained.
[3]Capitalization rates are calculated based only on income producing properties.
[4]Percentages based on Gross Investment.
Please see Appendix at the back of this supplement for Reporting Definitions and Explanations and a disclosure regarding Forward-Looking Statements.

11

Tenant Concept Number of Properties Percent of Contractual Rent Church's Chicken 170 2.9% Walgreens 36 2.4% Home Depot 7 2.4% Circle K 77 2.4% GPM Investments, LLC 114 2.2% At Home 12 2.1% Dollar Tree / Family Dollar 106 2.1% CVS 34 2.0% Life Time Fitness 5 1.9% Party City 3 1.8% CarMax 7 1.7% Bank of America 2 1.7% BJ's Wholesale Club 5 1.6% LA Fitness 8 1.5% Kohl’s 11 1.5% Ferguson Enterprises 7 1.4% United Supermarkets 15 1.4% Main Event 9 1.3% Applebee's 23 1.3% White Oak Station, LLC 41 1.3% Total Top 20 692 36.9% Top 20 Tenants Asset Types and Tenant Industries1 RETAIL 82.8% INDUSTRIAL Top Tenancy and Portfolio Mix 1Percentages based on Contractual Rent. Please see Appendix at the back of this supplement for Reporting Definitions and Explanations and a disclosure regarding Forward-Looking Statements. 9.5% 6.2% Distribution 3.3% Manufacturing OFFICE & OTHER 7.7% 3.1% Professional 2.7% Medical 1.3% Data Center 0.6% Hotel

Portfolio Health Note: Investment Grade Ratings represent the credit rating of our tenants, their subsidiaries or affiliated companies. Actual ratings, if available, based on S&P or Moody’s are used. Shadow ratings from Moody’s are used if actuals are not available. Percents are weighted by Contractual Rent. Please see Appendix at the back of this supplement for Reporting Definitions and Explanations and a disclosure regarding Forward-Looking Statements. Tenant Ownership: Actual Investment Grade Rated 23.5% 43.7% Actual & Equivalent Investment Grade Rated 51.1% Unit Reporting 93.7% Corporate Reporting Combined Unit Level and Corporate Coverage 2.8x Weighted Average Unit Level Coverage 2.6x Tenant Reporting:

Granular and Liquid Portfolio Please see Appendix at the back of this supplement for Reporting Definitions and Explanations and a disclosure regarding Forward-Looking Statements. Properties by Real Estate Investment Properties by Building Square Footage Properties by Annualized Contractual Rent Median: 6.5K Median: $126.7K Median: $1.7M

PORTFOLIO DIVERSIFICATION U.S. VI 1 SD 1 DE 1 VT 1 MT 3 MA 2 NE 8 RI 3 WY 1 ND 4 WI 9 ME 26 WV 13 OR 4 ID 16 KS 18 CT 5 IA 12 WA 8 PA 20 LA 22 UT 18 AK 9 NH 16 OK 51 MS 50 KY 37 AR 42 NJ 13 MN 25 CO 25 NC 55 IN 40 NM 28 SC 42 MO 65 VA 44 AL 93 MD 9 TN 102 IL 48 MI 84 NY 30 AZ 46 TX 256 FL 113 GA 123 OH 86 CA 24 % of Contractual Rent > 5% 4 – 5% 3 – 4% 2 – 3% 1 – 2% 0 – 1% # of Properties State U.S. Virgin Islands 11.3% 6.8% 6.5% 5.1% Please see Appendix at the back of this supplement for Reporting Definitions and Explanations and a disclosure regarding Forward-Looking Statements.

LEASE STRUCTURE, EXPIRATIONS AND ESCALATIONS $ in thousands 1 Vacant square feet includes unoccupied square footage on multi-tenant properties. Please see Appendix at the back of this supplement for Reporting Definitions and Explanations and a disclosure regarding Forward-Looking Statements. Year Number of Owned Properties Square Feet (in thousands) Annualized Contractual Rent Contractual Rent Annualized (1) % of Contractual Rent 2020 20 684 $ 7,198 1.5% 2021 80 2,115 26,990 5.9% 2022 48 1,824 19,813 4.3% 2023 117 3,092 34,646 7.5% 2024 51 1,829 20,820 4.5% 2025 46 1,472 19,099 4.1% 2026 91 2,056 26,649 5.8% 2027 125 2,473 37,132 8.1% 2028 102 1,688 29,813 6.5% 2029 326 2,755 41,984 9.1% Thereafter 741 13,754 196,893 42.7% Vacant1 5 335 — — Total owned properties 1,752 34,077 $ 461,037 100% Escalation Types (% of Contractual Rent) Occupancy Rates Post Spin-Off 1.4% Forward 12 Month Lease Escalations

Appendix

NON-GAAP DEFINITIONS AND EXPLANATIONS Please see Appendix at the back of this supplement for Reporting Definitions and Explanations, Non-GAAP Reconciliations, and a disclosure regarding Forward-Looking Statements. Funds from Operations (FFO) and Adjusted Funds from Operations (AFFO) We calculate FFO in accordance with the standards established by NAREIT. FFO represents net income (loss) attributable to common stockholders (computed in accordance with GAAP), excluding real estate-related depreciation and amortization, impairment charges and net (gains) losses from property dispositions. FFO is a supplemental non-GAAP financial measure. We use FFO as a supplemental performance measure because we believe that FFO is beneficial to investors as a starting point in measuring our operational performance. Specifically, in excluding real estate-related depreciation and amortization, gains and losses from property dispositions and impairment charges, which do not relate to or are not indicative of operating performance, FFO provides a performance measure that, when compared year over year, captures trends in occupancy rates, rental rates and operating costs. We also believe that, as a widely recognized measure of the performance of equity REITs, FFO will be used by investors as a basis to compare our operating performance with that of other equity REITs. However, because FFO excludes depreciation and amortization and does not capture the changes in the value of our properties that result from use or market conditions, all of which have real economic effects and could materially impact our results from operations, the utility of FFO as a measure of our performance is limited. AFFO is a non-GAAP financial measure of operating performance used by many companies in the REIT industry. We adjust FFO to eliminate the impact of certain items that we believe are not indicative of our core operating performance, such as transactions costs associated with our Spin-Off, default interest and fees on non-recourse mortgage indebtedness, debt extinguishment gains (losses), costs associated with termination of interest rate swaps, costs associated with performing on a guarantee of a former tenant's debt, and certain non-cash items. These certain non-cash items include non-cash revenues (comprised of straight-line rents net of bad debt expense, amortization of lease intangibles, and amortization of net premium/discount on loans receivable), non-cash interest expense (comprised of amortization of deferred financing costs and amortization of net debt discount/premium) and non-cash compensation expense. Other equity REITs may not calculate FFO and AFFO as we do, and, accordingly, our FFO and AFFO may not be comparable to such other equity REITs’ FFO and AFFO. FFO and AFFO do not represent cash generated from operating activities determined in accordance with GAAP, are not necessarily indicative of cash available to fund cash needs and should only be considered a supplement, and not an alternative, to net income (loss) attributable to common stockholders (computed in accordance with GAAP) as a performance measure. Adjusted Debt represents interest bearing debt (reported in accordance with GAAP) adjusted to exclude unamortized debt discount/premium, deferred financing costs, and reduced by cash and cash equivalents and cash reserves on deposit with lenders as additional security. By excluding these amounts, the result provides an estimate of the contractual amount of borrowed capital to be repaid, net of cash available to repay it. We believe this calculation constitutes a beneficial supplemental non-GAAP financial disclosure to investors in understanding our financial condition. EBITDAre, Adjusted EBITDAre and Annualized Adjusted EBITDAre EBITDAre is a non-GAAP financial measure and is computed in accordance with standards established by NAREIT. EBITDAre is computed as net income (loss) (computed in accordance with GAAP), plus interest expense, plus income tax expense (if any), plus depreciation and amortization, plus (minus) losses and gains on the disposition of depreciated property, plus impairments of depreciated property. Adjusted EBITDAre represents EBITDAre as adjusted for revenue producing acquisitions and dispositions for the quarter as if such acquisitions and dispositions had occurred as of the beginning of the quarter and for certain items that we believe are not indicative of our core operating performance, such as transactions costs associated with our Spin-Off, debt extinguishment gains (losses), and costs associated with performing on a guarantee of a former tenant's debt. We focus our business plans to enable us to sustain increasing shareholder value. Accordingly, we believe that excluding these items, which are not key drivers of our investment decisions and may cause short-term fluctuations in net income, provides a useful supplemental measure to investors and analysts in assessing the net earnings contribution of our real estate portfolio. Because these measures do not represent net income (loss) that is computed in accordance with GAAP, they should only be considered a supplement, and not an alternative, to net income (loss) (computed in accordance with GAAP) as a performance measure. Annualized Adjusted EBITDAre is calculated as Adjusted EBITDAre for the quarter, adjusted for items where annualization would not be appropriate, multiplied by four. Our computation of Adjusted EBITDAre and Annualized Adjusted EBITDAre may differ from the methodology used by other equity REITs to calculate these measures and, therefore, may not be comparable to such other REITs. Fixed Charge Coverage Ratio (FCCR) Fixed charges consist of interest expense, reported in accordance with GAAP, less non-cash interest expense and plus preferred dividends. Annualized Fixed Charges is calculated by multiplying fixed charges for the quarter by four. The Fixed Charge Coverage Ratio is the ratio of Annualized Adjusted EBITDAre to Annualized Fixed Charges and is used to evaluate our liquidity and ability to obtain financing. Adjusted NOI, Annualized Adjusted NOI, Adjusted Cash NOI and Annualized Adjusted Cash NOI Adjusted NOI is calculated as Adjusted EBITDAre for the quarter less general and administrative costs. Annualized Adjusted NOI is Adjusted NOI multiplied by four. Adjusted Cash NOI is calculated as Adjusted NOI less certain non-cash items, including straight-line rents net of bad debt expense, amortization charges and non-cash compensation. Annualized Adjusted Cash NOI is Adjusted Cash NOI multiplied by four. We believe these metrics provide useful information because they reflect only those income and expenses incurred at the property level. We believe this calculation constitutes a beneficial supplemental non-GAAP financial disclosure to investors in understanding our financial results.

OTHER DEFINITIONS AND EXPLANATIONS Please see Appendix at the back of this supplement for Reporting Definitions and Explanations, Non-GAAP Reconciliations, and a disclosure regarding Forward-Looking Statements. 2019 Credit Facility refers to the $800 million unsecured credit facility which matures on March 31, 2023. Average Annual Escalators are the weighted average contractual escalation per year under the terms of the in-place leases, weighted by Contractual Rent. Capitalization Rate represents the Annualized Cash Rents on the date of a property disposition divided by the gross sales price. For multi-tenant properties, non-reimbursable property costs are deducted from the Annualized Cash Rents prior to computing the disposition Capitalization Rate. CMBS are those notes secured by commercial real estate and rents therefrom under which certain indirect wholly-owned special purpose entity subsidiaries of the Company are the borrowers. Contractual Rent and Annualized Contractual Rent Contractual rent represents monthly contractual cash rent and earned income from direct financing leases, excluding percentage rents, from our owned properties recognized during the final month of the reporting period, adjusted to exclude amounts received from properties sold during that period and to include a full month of contractual rent for properties acquired during that period. We use Contractual Rent when calculating certain metrics that are useful to evaluate portfolio credit and portfolio diversification and to manage risk. Annualized Contractual Rent is Contractual Rent multiplied by 12. Convertible Notes are the $345.0 million convertible notes of the Company due in 2021. Corporate Liquidity is comprised of availability under the 2019 Credit Facility and cash and cash equivalents as of the end of the reporting period. Economic Yield is calculated by dividing the contractual cash rent, including fixed rent escalations and/or cash increases determined by CPI (increases calculated using CPI as of the end of the reporting period) by the initial lease term, expressed as a percentage of the Gross Investment. Forward 12 Month Lease Escalations represents contractual rent escalations as of the end of the reporting period on our owned properties. For properties where rent escalations are fixed, actual contractual escalations over the next 12 months are used. For properties where rent escalations are CPI-related, CPI as of the end of the reporting period was used. For properties whose leases expire (or renewal options have not yet been exercised) in the next 12 months, a 100% renewal rate has been assumed. GAAP are the Generally Accepted Accounting Principles in the United States. Gross Investment represents the gross acquisition cost including the contracted purchase price and related capitalized transaction costs. Initial Cash Yield from properties is calculated by dividing the first twelve months of contractual cash rent (excluding any future rent escalations provided subsequently in the lease and percentage rent) by the purchase price of the related property, excluding closing costs. Initial Cash Yield is a measure (expressed as a percentage) of the contractual cash rent expected to be earned on an acquired property in the first year. Because it excludes any future rent increases or additional rent that may be contractually provided for in the lease, as well as any other income or fees that may be earned from lease modifications or asset dispositions, Initial Cash Yield does not represent the annualized investment rate of return of our acquired properties. Additionally, actual contractual cash rent earned from the properties acquired may differ from the Initial Cash Yield based on other factors, including difficulties collecting anticipated rental revenues and unanticipated expenses at these properties that we cannot pass on to tenants, as well as the risk factors set forth in our Annual Report on Form 10-K. Lost Rent is calculated by rent reserved on the base cash rent for the quarterly period divided by the base cash rent. Net Book Value represents the Real Estate Investment value, less impairment charges and net of accumulated depreciation. Occupancy is calculated by dividing the number of economically yielding owned properties in the portfolio as of the measurement date by the number of total owned properties on said date. Property Cost Leakage is calculated by subtracting tenant reimbursement income from property costs for the quarterly period. The resulting difference is divided by the base cash rent recognized for the quarterly period. Real Estate Investment represents the Gross Investment plus improvements less impairment charges. Senior Unsecured Notes refers to the $300 million aggregate principal amount of 4.450% notes due 2026, the $300 million aggregate principal amount of 3.200% notes due 2027, the $400 million aggregate principal amount of 4.000% notes due 2029, and the $500 million aggregate principal amount of 3.400% notes due 2030. Tenant represents the legal entity ultimately responsible for obligations under the lease agreement or an affiliated entity. Other tenants may operate the same or similar business concept or brand. Weighted Average Unit Coverage is used as an indicator of individual asset profitability, as well as signaling the property’s importance to our tenants’ financial viability. We calculate Unit Coverage by dividing our reporting tenants’ trailing 12-month EBITDAR (earnings before interest, tax, depreciation, amortization and rent) by annual contractual rent. These are then weighted based on the tenant's Contractual Rent. Tenants in the manufacturing industry are excluded from the calculation.

FORWARD-LOOKING STATEMENTS AND RISK FACTORS The information in this supplemental report should be read in conjunction with the accompanying earnings press release, as well as the Company's Annual Report on Form 10-K and other information filed with the Securities and Exchange Commission. This supplemental report is not incorporated into such filings. This document is not an offer to sell or a solicitation to buy securities of Spirit Realty Capital, Inc. Any offer or solicitation shall be made only by means of a prospectus approved for that purpose. This supplemental report contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Exchange Act of 1934, as amended. When used in this supplemental report, the words “estimate,” “anticipate,” “expect,” “believe,” “intend,” “may,” “will,” “should,” “seek,” “approximately” or “plan,” or the negative of these words or similar words or phrases that are predictions of or indicate future events or trends and which do not relate solely to historical matters are intended to identify forward-looking statements. You can also identify forward-looking statements by discussions of strategy, plans or intentions of management. Forward-looking statements involve numerous risks and uncertainties and you should not rely on them as predictions of future events. Forward-looking statements depend on assumptions, data or methods that may be incorrect or imprecise, and Spirit may not be able to realize them. Spirit does not guarantee that the transactions and events described will happen as described (or that they will happen at all). The following risks and uncertainties, among others, could cause actual results and future events to differ materially from those set forth or contemplated in the forward-looking statements: industry and economic conditions; volatility and uncertainty in the financial markets, including potential fluctuations in the CPI; Spirit's success in implementing its business strategy and its ability to identify, underwrite, finance, consummate, integrate and manage diversifying acquisitions or investments; the financial performance of Spirit's retail tenants and the demand for retail space, particularly with respect to challenges being experienced by general merchandise retailers; Spirit's ability to diversify its tenant base; the nature and extent of future competition; increases in Spirit's costs of borrowing as a result of changes in interest rates and other factors; Spirit's ability to access debt and equity capital markets; Spirit's ability to pay down, refinance, restructure and/or extend its indebtedness as it becomes due; Spirit's ability and willingness to renew its leases upon expiration and to reposition its properties on the same or better terms upon expiration in the event such properties are not renewed by tenants or Spirit exercises its rights to replace existing tenants upon default; the impact of any financial, accounting, legal or regulatory issues or litigation that may affect Spirit or its major tenants; Spirit's ability to manage its expanded operations; Spirit's ability and willingness to maintain its qualification as a REIT under the Internal Revenue Code of 1986, as amended; Spirit's ability to manage and liquidate the remaining SMTA assets; and other risks inherent in the real estate business, including tenant defaults, potential liability relating to environmental matters, illiquidity of real estate investments and potential damages from natural disasters discussed in Spirit's most recent filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q. You are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date of this supplemental report. While forward-looking statements reflect Spirit's good faith beliefs, they are not guarantees of future performance. Spirit disclaims any obligation to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions or factors, new information, data or methods, future events or other changes, except as required by law. Forward-Looking and Cautionary Statements Notice Regarding Non-GAAP Financial Measures In addition to U.S. GAAP financial measures, this presentation contains and may refer to certain non-GAAP financial measures. These non-GAAP financial measures are in addition to, not a substitute for or superior to, measures of financial performance prepared in accordance with GAAP. These non-GAAP financial measures should not be considered replacements for, and should be read together with, the most comparable GAAP financial measures. Reconciliations to the most directly comparable GAAP financial measures and statements of why management believes these measures are useful to investors are included in this Appendix if the reconciliation is not presented on the page in which the measure is published.